Exhibit 10.1

Fourth Amendment to

EMPLOYMENT AGREEMENT

MARK R. STAUFFER

This Fourth Amendment, entered into effective June 30, 2021, (this “Amendment”) to that certain EMPLOYMENT AGREEMENT, dated January1, 2015, as amended by the First Amendment, dated January 1, 2017, the Second Amendment, dated June 5, 2018 and the Third Amendment, dated June 19, 2019 (collectively, this “Agreement”), is by and between Orion Group Holdings, Inc., a Delaware corporation (the “Company”), and Mark R. Stauffer (the “Key Employee”).  Company and Key Employee are each herein sometimes referred to as “Party” and collectively as “Parties.”

W I T N E S S E T H:

WHEREAS, the Company has identified the below signed individual as a Key Employee who is an integral part of the Company’s operation and management and as a result entered into this Agreement with him;

WHEREAS, the Company recognizes the undersigned individual’s ongoing efforts as a Key Employee and desires to continue to reward those efforts to protect and enhance the best interests of the Company;

WHEREAS, this Agreement currently provides for an annual automatic renewal and extension effective as of December 31st each year, unless written notice of non-renewal is delivered by either Party to the other, not less than sixty (60) days prior to such date; and

WHEREAS, the Board of Directors of the Company (the “Board”) considers the reelection of officers, immediately after the conclusion of the Company’s Annual Stockholders Meeting (traditionally held on the third Thursday of May each year);

WHEREAS, while keeping all other terms and conditions consistently the same, the Board desires to consider the renewal of this Agreement at the same time annually that it considers the reelection of officers;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I
PURPOSE, DEFINITIONS AND INTERPRETATIONS
1.1    Purpose.  The purpose of this Fourth Amendment to this Agreement is to evidence the Parties’ mutual agreement to change this Agreement’s annual automatic renewal and extension date of December 31st to September 30th, subject as before to written notice of non-renewal having been delivered by either Party to the other, not less than sixty (60) days prior to such date.

4th Amend. to Employ. Agree.

Mark R. Stauffer

June 30, 2021

1.2Definitions.   Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in this Agreement.

1.3  Interpretations.  In this Amendment, unless a clear contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision; (b) reference to any Article or Section, means such Article or Section hereof; and (c) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such terms.

ARTICLE II

AGREEMENT

The parties do hereby mutually agree that Section 2.1 of this Agreement shall, effective immediately and forever hereafter be superseded and replaced with the following:

2.1        Term. The term of this Agreement will commence on the Effective Date of this Agreement and end on September 30, 2022 (the "Initial Term"). At the end of the Initial Term and on each subsequent anniversary thereafter, this Agreement shall automatically renew and extend for a period of twelve (12) additional months (each such twelve (12) month period being a “Renewal Term”) unless written notice of non-renewal is delivered by either party to the other not less than sixty (60) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable. Notwithstanding any other provision of this Agreement, Key Employee's employment pursuant to this Agreement may be terminated at any time in accordance with ARTICLE III. The period from the Effective Date through the expiration of this Agreement, or, if sooner, the termination of Employee's employment pursuant to this Agreement, regardless of the time or reason for such termination, shall be referred to herein as the "Employment Period."

ARTICLE III

OTHER TERMS

       3.01        Remaining Terms of this Agreement: Except to the extent specifically provided herein to the contrary in this Amendment, all terms, conditions, understandings and agreements between the Parties, as set forth in this Agreement shall be binding upon and inure to the benefit of each of the respective Parties, as set forth in this Agreement.

                3.02        Severability Clause: If any portion of this Amendment (or this Agreement, as extended hereunder), is held to be invalid or unenforceable for any reason by a court or governmental authority of competent jurisdiction, then such portion will be deemed to be stricken and the remainder of the document(s) shall continue in full force and effect.

4th Amend. to Employ. Agree.

Mark R. Stauffer

June 30, 2021

                3.03        Headings: The headings are for convenience only and may not be used to construe or interpret this Amendment.

       3.04        Counterparts and Signatures: This Amendment may be executed in one or more counterparts, and by each of the respective Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and electronically transmitted signatures shall be deemed originals for all proposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

THE COMPANY

ORION GROUP HOLDINGS, INC.

By: __/s/ Peter R. Buchler_____

Peter R. Buchler,

Executive Vice President & CAO

June 30, 2021

KEY EMPLOYEE

___/s/ Mark R. Stauffer_______

Mark R. Stauffer,

June 30, 2021